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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MAX DEVELOPMENT, INC.
               (Exact Name of Issuer as Specified in its Charter)

Commission File Number: _______

        COLORADO                                               84-1474940
(State of Incorporation)                               (IRS Employer Ident. No.)

                        15245 SHADY GROVE ROAD, SUITE 400
                            ROCKVILLE, MARYLAND 20851
                               TEL: (301) 947-8010
                    (Address of Principal Executive Offices)

                    CONSULTING AGREEMENT WITH ISTANBUL, INC.
                            (Full title of the plan)

                                 Mark Elenowitz
                                    President
                        15245 Shady Grove Road, Suite 400
                               Rockville, MD 20851
                     (Name and Address of Agent for Service)

                                 (301) 947-8010
          (Telephone number, including area code, of agent for service)




CALCULATION OF REGISTRATION FEE
TITLE OF                 AMOUNT BEING     PROPOSED   PROPOSED     AMOUNT OF
SECURITIES               REGISTERED(1)    MAXIMUM    MAXIMUM      REGISTRATION
BEING                                     OFFERING   AGGREGATE    FEE
REGISTERED                                PRICE      OFFERING
                                                     PER SHARE(2)
Common Stock, par
value $0.001               300,000        $ 1.55     $465,000       $224.00

Total Fee                                                           $224.00
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(1)  This Registration Statement relates to 300,000 shares of the Registrant's
     Common Stock, par value $.001 per share, which are to be issued to Gregg Davis pursuant to the terms of a Consulting Agreement with Istanbul, Inc. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) based on the average of the bid and asked prices of the Common Stock as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on November 16, 2001.


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PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. Plan Information.

The information required to be provided pursuant to this Item to the individual participant, Gregg Davis is set forth in the consulting agreement between the Registrant and Istanbul, Inc., dated November 16, 2001 (the "Consulting Agreement"). See Exhibit 4.1.

ITEM 2. Registrant Information and Employee Plan Annual Information.

Written statement required to be provided to participants pursuant to this Item
2:

We will provide without charge to each participant in the Consulting Agreement, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Max Development, Inc., 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20851, Telephone: (301) 947-8010.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by Max Development, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since December 31, 2000;

(c) Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interest of Named Experts and Counsel.

The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Kogan, Taubman & Neville, LLC. As of the date of this Registration Statement, members of Kogan, Taubman & Neville, LLC owned, either directly or indirectly, approximately 545,000 shares of the Registrant's common stock, par value $.001. Additionally, Louis Taubman, a member of Kogan, Taubman & Neville, LLC, is an executive officer of the Registrant and has been granted options to purchase up to 100,000 shares of the Registrant's common stock, par value $.001, at a price per share of $.50.


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ITEM 6. Indemnification of Officers and Directors.

Article VII of our Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

(a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

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(f)  The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The Company has no agreement with Mr. Olson, its sole director and executive officer, providing for indemnification of Mr. Olson with respect to liability arising out of his capacity or status as an officer and director. At present, there is no pending litigation or proceeding involving Mr. Olson, the sole director and executive officer of the Company, as to which indemnification is being sought.


Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7. Exemption From Registration Claimed.

Not Applicable.

ITEM 8. Exhibits.

         The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation SB and are specifically incorporated herein by this reference:

EXHIBIT NO.                      TITLE

4.1 Consulting Agreement dated November 16, 2001, between Image World Media, Inc. and Istanbul, Inc.

5.1 Opinion letter of Kogan & Taubman, L.L.C. regarding the legality of the securities registered.

23.1 Consent of Kogan & Taubman, L.L.C., counsel to Registrant, to the use of its opinion with respect to the legality of the securities being registered hereby - (contained in 5.1)

23.2     Consent of Independent Certified Public Accountants, Cordovano & Harvey


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ITEM 9. UNDERTAKINGS.

         (a)  Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that Paragraph a(1)(i) and a(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by a small business issuer under the Exchange Act.

         2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for the determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Rockville, State of Maryland on the 26th day of November 2001


                                             MAX DEVELOPMENT, INC., (REGISTRANT)


                                             By: /s/ Mark Elenowitz
                                                 ----------------------------
                                                 President


Pursuant to the requirements of the 1933 Act, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                     TITLE                          DATE

/s/ Mark Elenowitz                President                   November 26, 2001
------------------                Director
Mark Elenowitz

/s/David Olson                    Director                    November 26, 2001
------------------
David Olson

/s/Allison Creely                 CFO                         November 26, 2001
------------------
Allison Creely

/s/ Danny McGill                  CEO                         November 26, 2001
------------------
Danny McGill